EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 5, 2002, except for Note 18, as to which the date is November 14, 2002, included in the Annual Report on Form 10-K of Billserv, Inc. for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                                               Ernst & Young LLP

San Antonio, Texas
November 14, 2002